UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices, including zip code)

(713) 296-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 28, 2012, Apache Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”), with respect to the purchase and sale of $1,200,000,000 aggregate principal amount of 2.625% notes due 2023 and $800,000,000 aggregate principal amount of 4.250% notes due 2044 (together, the “Notes”). The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-174429), which became automatically effective on May 23, 2011. The closing of the sale of the Notes occurred on December 3, 2012. The net proceeds from the sale of the Notes, after deducting the underwriting discounts and estimated offering expenses, were approximately $1,969.7 million.

The terms of the Notes are governed by the Indenture, dated as of May 19, 2011, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement, dated November 28, 2012, among Apache Corporation and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

4.1	Form of 2.625% Notes due 2023.

4.2	Form of 4.250% Notes due 2044.

5.1	Opinion of Bracewell & Giuliani LLP.

23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Dated: December 4, 2012	By:	/s/ Matthew W. Dundrea
Matthew W. Dundrea Senior Vice President, Treasury and Administration

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 28, 2012, among Apache Corporation and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

4.1	Form of 2.625% Notes due 2023.

4.2	Form of 4.250% Notes due 2044.

5.1	Opinion of Bracewell & Giuliani LLP.

23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).

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